For Further Information:
Michael W. McCarthy	Jane Ryan
VP- Corporate Communications	Account Director
Photronics, Inc.	MCA
(203) 775-9000	(650) 968-8900
mmccarthy@brk.photronics.com	jryan@mcapr.com

FOR IMMEDIATE RELEASE
June 3, 2003

                 PHOTRONICS COMPLETES REDEMPTION OF ITS                              6% CONVERTIBLE SUBORDINATED NOTES DUE 2004

BROOKFIELD, Connecticut    June 3, 2003 -- Photronics, Inc. (Nasdaq:PLAB), the leading worldwide sub-wavelength reticle solutions supplier, announced today that it has completed the redemption of the remaining $62.1 million outstanding of its 6% Convertible Subordinated Notes (“Notes”) due 2004.  Photronics redeemed the Notes, pursuant to their terms, effective June 1, 2003 at 100.8571% of the principal amount plus accrued interest.  The total aggregate redemption price for Photronics’ 6% Notes due 2004 was $64.5 million, including $1.9 million in accrued interest.

Sean T. Smith, Chief Financial Officer stated, “The completion of this redemption is a major step toward the Company increasing its financial strength and global competitive position.  A strong balance sheet provides Photronics with the flexibility needed to address key technology development projects and global infrastructure investment, as well as being an asset to strategic partners playing an important role in management’s plans for future growth.”

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Photronics is a leading worldwide manufacturer of photomasks.  Photomasks are high precision quartz plates that contain microscopic images of electronic circuits.  A key element in the manufacture of semiconductors, photomasks are used to transfer circuit patterns onto semiconductor wafers during the fabrication of integrated circuits.  They are produced in accordance with circuit designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America.  Additional information on the Company can be accessed at www.photronics.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Certain statements in this release are considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.   All forward-looking statements involve risks and uncertainties.   In particular, any statement contained in this release regarding the consummation and benefits of future acquisitions, expectations with respect to future sales, financial performance, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company.   These factors may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements.   Factors that might affect such forward-looking statements include, but are not limited to, overall economic and business conditions; the demand and receipt of orders for the Company’s products; competitive factors in the industries and geographic markets in which the Company competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); the Company’s ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of the Company to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in the Company’s SEC filings from time to time.   Any forward-looking statements should be considered in light of these factors.   The Company assumes no obligation to update the information in this release.

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